EXHIBIT 5.1
[PEABODY & BROWN LETTERHEAD OMITTED]

                                                                  April 13, 1998

Berkshire Realty Company, Inc.
470 Atlantic Avenue
Boston, MA 02210

Gentlemen:

       You have requested our opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering 593,251 shares (the "Resale Shares") of common stock, par value $.01 (the "Common Stock"), to be sold by certain stockholders of Berkshire Realty Company, Inc., a Delaware corporation (the "Company"), from time to time as described in the Registration Statement.

       We have acted as counsel for the Company in connection with the preparation of the Registration Statement and various corporate documents related thereto. We have examined and relied upon the following documents and instruments for the purpose of giving this opinion which, to our knowledge and in our judgment, are all of the documents and instruments that are necessary for us to examine for such purpose:

       1. the Registration Statement and the prospectus filed therewith and all exhibits thereto;

       2. a copy of the Company's Restated Certificate of Incorporation, as amended to date;

       3.  a copy of the Company's Bylaws, as amended to date;

       4. a copy of a Registration Rights Agreement between the Company and certain stockholders dated as of November 14, 1997;

       5. a copy of an Action by Written Consent of the Board of Directors of the Company adopted January 16, 1998;

       6. a copy of a Written Consent of Directors of the Company in Lieu of a Special Meeting adopted as of January 20, 1998; and

       7. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

Berkshire Realty Company, Inc. PEABODY & BROWN
April 13, 1998
Page 2



       In examining all documents, we have assumed the genuineness of all signatures thereon, the accuracy of all statements contained therein, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents furnished to us as certified or photographic copies and the completeness of all documents furnished to us. We have also assumed the legal capacity (as distinct from authority) and competency of any individual who has signed any instrument referred to herein. With respect to the latter assumption, nothing has come to our attention giving us reasonable grounds to question the correctness of such assumption.

       Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Resale Shares have been legally issued and are fully paid and nonassessable.

       The foregoing assumes that all requisite steps have been taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

       Our opinion is subject to the following qualifications and limitations:

        i. We express no opinion as to the laws of any state or jurisdiction other than the federal laws of the United States, the laws of The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

       ii. The opinions set forth herein are expressed as of the date hereof, and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts and the law upon which such opinions are based.

       This opinion is furnished by us solely for your benefit and is intended to be used as an exhibit to the Registration Statement filed with the Securities and Exchange Commission. Except for such use, neither this opinion nor copies hereof may be relied upon by, delivered to or quoted in whole or in part by any person without our prior written consent.

       We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                          Very truly yours,

                                                          /s/  PEABODY & BROWN

                                                          PEABODY & BROWN

BOS2: 104510_2
(26382-10)